Oaktree Announces Second Quarter 2014 Financial Results

•
AUM and management fee-generating AUM grew to all-time highs of $91.1 billion and $77.8 billion, respectively, as of June 30, 2014, up 19% and 20% from a year ago, on capital inflows and market-value gains.

•
Gross capital raised was $5.3 billion for the second quarter of 2014, producing a trailing twelve-month total of $16.1 billion, the highest in six years. Recently launched investment strategies accounted for $3.1 billion and $8.6 billion of the respective quarterly and twelve-month totals.

•
Incentives created (fund level), an indicator of value creation, was $204 million for the second quarter and $1.1 billion for the last twelve months, bringing net accrued incentives (fund level) to $1.3 billion, up 6% over the June 30, 2013 balance. As of June 30, 2014, $33.5 billion of incentive-creating AUM was generating incentives at the fund level, the highest since December 31, 2010.

•
Adjusted net income per Class A unit was $0.75 and $2.18 for the second quarter and first six months of 2014, respectively, down from $1.75 and $3.69 for the corresponding prior-year periods, on lower incentive income.

•
Distributable earnings per Class A unit were $0.64 and $2.01 for the second quarter and first six months of 2014, respectively, down from $1.94 and $3.73 for the corresponding prior-year periods, primarily on lower incentive income.

•
GAAP net income attributable to Oaktree Capital Group, LLC was $31.2 million and $83.0 million for the second quarter and first six months of 2014, respectively, as compared with $56.6 million and $114.1 million for the corresponding prior-year periods.

•	Oaktree declares a distribution of $0.55 per Class A unit with respect to the second quarter of 2014, bringing aggregate distributions relating to the last four quarters to $3.27.
LOS ANGELES, CA. July 31, 2014 – Oaktree Capital Group, LLC (NYSE: OAK) today reported its unaudited financial results for the quarter ended June 30, 2014.
Howard Marks, Chairman, said, “Oaktree has never been stronger.  Continued performance across our broad array of synergistic investment strategies resulted in year-over-year growth of 19% for AUM and 20% for management fee-generating AUM. Strong inflows for our newest products brought total gross capital raised to $5.3 billion in the second quarter and $16.1 billion in the last twelve months, our highest four-quarter total in six years. Additionally, the combination of capital on Oaktree’s balance sheet plus net accrued incentives grew to over $3 billion.”
Adjusted net income (“ANI”) was $134.7 million and $381.7 million for the second quarter and first six months of 2014, respectively, down from $297.0 million and $632.7 million in the corresponding 2013 periods, when OCM Opportunities Fund VIIb, L.P. (“Opps VIIb”) made particularly large incentive distributions.
Similarly, lower incentive income caused a year-over-year decline in distributable earnings, to $116.2 million and $349.3 million for the second quarter and first six months of 2014, respectively, from $313.2 million and $608.2 million for the corresponding 2013 periods. Distributable earnings generated a declared distribution of $0.55 per Class A unit with respect to the second quarter of 2014, bringing distributions relating to the last four quarters to $3.27.

Assets under management (“AUM”) and management fee-generating assets under management (“management fee-generating AUM”) reached all-time highs in the second quarter of 2014, lifted by net inflows to open-end and evergreen funds and market-value gains. AUM grew to $91.1 billion as of June 30, 2014, from $86.2 billion as of March 31, 2014 and $76.4 billion as of June 30, 2013. Management fee-generating AUM grew to $77.8 billion as of June 30, 2014, from $74.0 billion as of March 31, 2014 and $64.6 billion as of June 30, 2013.
In addition to ANI, Oaktree calculates economic net income (“ENI”) to facilitate comparability with other alternative asset managers that report a measure similar to ENI as a performance metric. Unlike ANI, ENI measures incentive income based on market values of the funds’ holdings. ENI increased to $211.1 million for the second quarter of 2014 from $172.6 million in the second quarter of 2013, on higher investment income and incentives created (fund level). Per Class A unit, ENI was $1.17 and $2.50 for the second quarter and first six months of 2014, respectively.
GAAP-basis results for the second quarter and first six months of 2014 included net income attributable to Oaktree Capital Group, LLC of $31.2 million and $83.0 million, respectively, as compared to $56.6 million and $114.1 million for the comparable prior-year periods.
Gross capital raised was $5.3 billion in the second quarter, driven by the appeal of our newest products and strong inflows across our open-end funds. Strategies developed within the past three years accounted for $3.1 billion of the $5.3 billion. Including $314 million of net inflows in July 2014, AUM in our Emerging Markets Equity strategy has reached $3.4 billion. Oaktree Enhanced Income Fund II, L.P. (“EIF II”), which invests in senior loans, held its only close in April and the fund is expected to ultimately reach $2.2 billion, including leverage. Additionally in the second quarter, we closed a €375 million European collateralized loan obligation (“CLO”) and raised $328 million in capital commitments for Oaktree Value Equity Fund, L.P. (“VEF”).
Closed-end funds that Oaktree is currently marketing include Oaktree Real Estate Opportunities Fund VII, L.P., Oaktree Mezzanine Fund IV, L.P. and Oaktree Principal Fund VI, L.P.
On June 9, 2014, Oaktree announced an agreement to acquire the Highstar Capital (“Highstar”) team, specialists in U.S. energy infrastructure, waste management and transportation. Highstar’s infrastructure investment strategy is complementary to Oaktree’s Power Opportunities strategy. The transaction is expected to close on August 1, 2014, at which time Oaktree will become the manager of Highstar Fund IV.

The table below presents (a) segment revenues, distributable earnings revenues, fee-related earnings revenues and economic net income revenues, in each case for the Operating Group; (b) adjusted net income, distributable earnings, fee-related earnings and economic net income, in each case for both the Operating Group and per Class A unit; and (c) assets under management and accrued incentives (fund level) data. Please refer to the Glossary for definitions.

	As of or for the Three Months Ended June 30,		As of or for the Six Months Ended June 30,
	2014	2013	2014	2013
	(in thousands, except per unit data or as otherwise indicated)
Segment Results:
Segment revenues	$302,516	$555,120	$830,272	$1,148,568
Adjusted net income	134,749	296,981	381,694	632,731
Distributable earnings revenues	279,829	572,219	792,178	1,126,656
Distributable earnings	116,173	313,157	349,314	608,184
Fee-related earnings revenues	189,119	182,487	377,519	366,701
Fee-related earnings (1)	63,535	61,077	121,258	125,943
Economic net income revenues	447,594	412,306	1,034,848	1,138,270
Economic net income	211,146	172,582	438,388	573,156
Per Class A unit:
Adjusted net income	$0.75	$1.75	$2.18	$3.69
Distributable earnings	0.64	1.94	2.01	3.73
Fee-related earnings (1)	0.34	0.35	0.66	0.70
Economic net income	1.17	1.13	2.50	3.16
Operating Metrics:
Assets under management (in millions):
Assets under management	$91,089	$76,400	$91,089	$76,400
Management fee-generating assets under management	77,781	64,614	77,781	64,614
Incentive-creating assets under management	35,088	32,095	35,088	32,095
Uncalled capital commitments	11,040	10,986	11,040	10,986
Accrued incentives (fund level):
Incentives created (fund level)	204,276	195,243	556,650	654,943
Incentives created (fund level), net of associated incentive income compensation expense	106,776	84,705	244,108	346,442
Accrued incentives (fund level)	2,481,015	2,127,500	2,481,015	2,127,500
Accrued incentives (fund level), net of associated incentive income compensation expense	1,291,920	1,222,619	1,291,920	1,222,619

(1)
Beginning with the fourth quarter of 2013, the definition of fee-related earnings was modified to exclude non-cash equity-based compensation charges related to unit grants made after our initial public offering in April 2012. Prior periods have been recast to retroactively reflect this change. Those non-cash compensation charges amounted to $0.9 million and $1.6 million for the second quarter and first six months of 2013, respectively.

Note: Oaktree discloses in this earnings release certain revenues and financial measures, including segment revenues, adjusted net income, adjusted net income per Class A unit, distributable earnings revenues, distributable earnings, distributable earnings per Class A unit, fee-related earnings revenues, fee-related earnings, fee-related earnings per Class A unit, economic net income revenues, economic net income and economic net income per Class A unit, that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States (“non-GAAP”). Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are presented at Exhibit A.

Operating Metrics
Assets Under Management
AUM grew to $91.1 billion as of June 30, 2014, from $86.2 billion as of March 31, 2014 and $76.4 billion as of June 30, 2013. The $4.9 billion increase since March 31, 2014 reflected $2.3 billion of net inflows to open-end funds, $2.0 billion of aggregate market-value gains, and $1.9 billion of new capital commitments and fee-generating leverage, partially offset by $1.2 billion of distributions to closed-end fund investors. New capital commitments and fee-generating leverage included $0.8 billion from EIF II, $0.4 billion from CLOs, $0.3 billion from VEF and $0.2 billion from Real Estate Debt. The $1.2 billion of distributions to closed-end fund investors included $0.9 billion by Principal Investing funds.
The $14.7 billion increase in AUM since June 30, 2013 reflected $9.0 billion of market-value gains, $8.0 billion of new capital commitments and fee-generating leverage, and $4.9 billion of net inflows to open-end funds, partially offset by $7.3 billion of distributions to closed-end fund investors. The $8.0 billion of new capital commitments and fee-generating leverage included $1.5 billion for Oaktree Real Estate Opportunities Fund VI, L.P. (“ROF VI”), $1.2 billion for CLOs, $1.0 billion for Enhanced Income, $0.9 billion for Real Estate Debt, $0.9 billion for European Private Debt, $0.9 billion for Strategic Credit and $0.8 billion for Emerging Markets Opportunities. Of the $7.3 billion of distributions to closed-end fund investors, $1.3 billion was attributable to Opps VIIb, $2.1 billion to other Distressed Debt funds and $3.2 billion to Principal Investing funds.
Management Fee-generating Assets Under Management
Management fee-generating AUM grew to $77.8 billion as of June 30, 2014, from $74.0 billion and $64.6 billion as of March 31, 2014 and June 30, 2013, respectively. The $3.8 billion increase in the second quarter of 2014 reflected $2.3 billion of net inflows to open-end funds, $0.9 billion of market-value gains in funds for which management fees are based on NAV, $0.9 billion in fee-generating leverage and drawdowns by closed-end and evergreen funds for which management fees are based on drawn capital or NAV, and $0.5 billion in new capital commitments to CLOs, partially offset by a $0.6 billion decline attributable to asset sales by closed-end funds in liquidation.
The $13.2 billion increase in management fee-generating AUM since June 30, 2013 reflected an increase of $4.9 billion from net inflows to open-end funds, $4.5 billion from the commencement on January 1, 2014 of the investment period of Oaktree Opportunities Fund IX, L.P. (“Opps IX”), $4.3 billion from market-value gains in funds for which management fees are based on NAV, $2.3 billion from fee-generating leverage and drawdowns by closed-end and evergreen funds for which management fees are based on drawn capital or NAV, and $1.4 billion from final capital commitments to ROF VI. Partially offsetting those increases was a $4.1 billion decline from asset sales by closed-end funds in liquidation.
Incentive-creating Assets Under Management
Incentive-creating assets under management (“incentive-creating AUM”) were $35.1 billion as of June 30, 2014, up from $33.3 billion as of March 31, 2014 and $32.1 billion as of June 30, 2013. The $1.8 billion increase since March 31, 2014 resulted from the net effect of $1.9 billion in drawdowns by closed-end funds, $1.1 billion in market-value gains in closed-end and applicable evergreen funds, and $1.2 billion in distributions by closed-end funds. The $3.0 billion increase since June 30, 2013 reflected the net effect of $6.3 billion in drawdowns by closed-end funds, $4.9 billion in market-value gains in closed-end and applicable evergreen funds, and $8.1 billion in distributions by closed-end funds. Of the $35.1 billion in incentive-creating AUM as of June 30, 2014, $33.5 billion, or 95.3%, was generating incentives at the fund level.
Accrued Incentives (Fund Level) and Incentives Created (Fund Level)
Accrued incentives (fund level) were $2.5 billion as of June 30, 2014, $2.3 billion as of March 31, 2014 and $2.1 billion as of June 30, 2013. In the second quarter of 2014, there was $204.3 million of incentives created (fund level), less $59.2 million of segment incentive income recognized.

Net of incentive income compensation expense, accrued incentives (fund level) were $1.3 billion as of June 30, 2014 and $1.2 billion as of both March 31, 2014 and June 30, 2013. As of June 30, 2014 and 2013, the portion of net accrued incentives (fund level) represented by funds that were currently paying incentives was $475.3 million and $590.2 million, respectively, with the remainder arising from funds that as of that date had not yet reached the stage of their cash distribution waterfall where Oaktree was entitled to receive incentives, other than tax-related distributions.
Uncalled Capital Commitments
Uncalled capital commitments were $11.0 billion as of June 30, 2014, $12.0 billion as of March 31, 2014, and $11.0 billion as of June 30, 2013. Capital drawn by closed-end funds during the second quarter and last twelve months of 2014 aggregated $2.5 billion and $7.4 billion, respectively, as compared with $1.7 billion and $6.0 billion for the corresponding prior-year periods.

Segment Results
Revenues
Segment revenues declined $252.6 million, or 45.5%, to $302.5 million for the second quarter of 2014, from $555.1 million for the second quarter of 2013, reflecting a decrease of $278.9 million in incentive income, partially offset by increases of $19.6 million in investment income and $6.6 million in management fees.
Management Fees
Management fees grew $6.6 million, or 3.6%, to $189.1 million for the second quarter of 2014, from $182.5 million for the second quarter of 2013, despite a $25.2 million decline in management fees from closed-end funds in liquidation and the fact that the prior-year quarter included $4.4 million of additional management fees from ROF VI retroactive to the start of the fund’s investment period in August 2012, and $0.8 million in previously deferred fees from Oaktree Mezzanine Fund III, L.P. that were contingent on the fund achieving certain cash-flow levels. More than offsetting those items were increases of $18.3 million attributable to the start of Opps IX’s investment period on January 1, 2014, $7.2 million from net inflows and market-value gains in open-end funds, $5.1 million from new capital commitments to ROF VI, $2.3 million from drawdowns by Strategic Credit, $1.4 million from closed-end funds for which management fees are based on drawn capital or NAV, and $0.8 million from CLOs.
Incentive Income
Incentive income decreased $278.9 million, or 82.5%, to $59.2 million for the second quarter of 2014, from $338.1 million for the second quarter of 2013, principally as a result of a decline from $272.5 million to $38.9 million in incentive income attributable to Opps VIIb.
Investment Income
Investment income increased $19.6 million, or 56.6%, to $54.2 million for the second quarter of 2014, from $34.6 million for the second quarter of 2013, primarily reflecting higher income from our investments in Oaktree funds. Investments in companies accounted for an additional $4.1 million of the increase, reflecting $11.6 million of higher income from our one-fifth ownership stake in DoubleLine Capital LP and its affiliates (collectively, “DoubleLine”), partially offset by a $7.6 million market-value decline on our minority equity investment in China Cinda Asset Management Co., Ltd. DoubleLine accounted for investment income of $10.6 million in the second quarter of 2014 and a loss of $1.0 million in the second quarter of 2013. The $1.0 million loss in the second quarter of 2013 reflected a placement fee associated with the launch by DoubleLine of a closed-end fund and a non-cash charge related to the firm’s employee ownership interests; excluding the effect of those two expenses, the $1.0 million loss in the second quarter of 2013 would have been income for us of $10 million. The income of $10.6 million and loss of $1.0 million attributable to DoubleLine for the second quarters of 2014 and 2013, respectively, included performance fees of $2.6 million and $1.0 million.

Expenses
Compensation and Benefits
Compensation and benefits increased $2.4 million, or 2.7%, to $92.6 million for the second quarter of 2014, from $90.2 million for the second quarter of 2013, primarily reflecting growth in headcount. The second quarters of 2014 and 2013 included a $2.0 million benefit and a $1.3 million expense, respectively, associated with our phantom equity plan, stemming from each period’s equity distribution and change in the Class A unit trading price.
Equity-based Compensation
Equity-based compensation increased to $5.1 million for the second quarter of 2014 from $0.9 million for the second quarter of 2013. The increase reflected non-cash amortization expense associated with vesting of restricted unit grants made to employees and directors subsequent to our initial public offering in April 2012.
Incentive Income Compensation
Incentive income compensation expense decreased $98.9 million, or 76.7%, to $30.1 million for the second quarter of 2014, from $129.0 million for the second quarter of 2013. The percentage decrease was smaller than the corresponding decline of 82.5% in incentive income, primarily because the 2011 acquisition of a small portion of certain investment professionals’ carried interest in Opps VIIb caused incentive income compensation expense in the second quarter of 2013 to be $21.2 million lower than it otherwise would have been, whereas there was no such benefit in the second quarter of 2014.
General and Administrative
General and administrative expense increased $1.6 million, or 5.4%, to $31.1 million for the second quarter of 2014, from $29.5 million for the second quarter of 2013. Excluding the impact of foreign currency-related items, general and administrative expenses increased $4.3 million, or 15.1%, to $32.7 million from $28.4 million. The increase primarily reflected costs associated with the Highstar transaction and corporate growth.
Adjusted Net Income
ANI decreased $162.3 million, or 54.6%, to $134.7 million for the second quarter of 2014, from $297.0 million for the second quarter of 2013, reflecting $180.1 million in lower incentive income, net of incentive income compensation expense, partially offset by increases of $19.6 million in investment income and $2.4 million in fee-related earnings. The portion of ANI attributable to our Class A units was $32.7 million and $57.9 million for the second quarters of 2014 and 2013, respectively. Per Class A unit, adjusted net income-OCG was $0.75 and $1.75 for the second quarters of 2014 and 2013, respectively.
The effective tax rate applied to ANI for the second quarters of 2014 and 2013 was 13% and 10%, respectively, resulting from estimated full-year effective rates of 11% and 11%. The effective tax rate is a function of the mix of income and other factors that often vary significantly within or between years, each of which can have a material impact on the particular year’s income tax expense. The rate used for interim fiscal periods is based on the estimated full-year effective tax rate, which is subject to change as the year progresses.
Distributable Earnings
Distributable earnings declined $197.0 million, or 62.9%, to $116.2 million for the second quarter of 2014, from $313.2 million for the second quarter of 2013, reflecting decreases of $180.1 million in incentive income, net of incentive income compensation expense, and $20.2 million in investment income proceeds, partially offset by $2.4 million in higher fee-related earnings. For the second quarter of 2014, investment income proceeds totaled $31.5 million, including $22.9 million from fund distributions and $8.6 million from DoubleLine, as compared with total investment income proceeds in the prior-year quarter of $51.7 million, of which $49.5 million and $2.2 million was attributable to fund distributions and DoubleLine, respectively.
The portion of distributable earnings attributable to our Class A units was $0.64 and $1.94 per unit for the second quarters of 2014 and 2013, respectively, reflecting distributable earnings per Operating Group unit of $0.76 and

$2.07, respectively, less costs borne by Class A unitholders for professional fees and other expenses, cash taxes attributable to the Intermediate Holding Companies and amounts payable pursuant to the tax receivable agreement.

Fee-related Earnings
Fee-related earnings increased $2.4 million, or 3.9%, to $63.5 million for the second quarter of 2014, from $61.1 million for the second quarter of 2013. The increase reflected $6.6 million of higher management fees, partially offset by increases of $2.4 million in compensation and benefits and $1.6 million in general and administrative expense. The portion of fee-related earnings attributable to our Class A units was $0.34 and $0.35 per unit for the second quarters of 2014 and 2013, respectively.
The effective tax rate applied to fee-related earnings was 16% and 9% for the second quarters of 2014 and 2013, respectively, resulting from estimated full-year effective rates of 15% and 13%. The rate used for interim fiscal periods is based on the estimated full-year effective tax rate, which is subject to change as the year progresses.
GAAP-basis Results
Net income attributable to Oaktree Capital Group, LLC was $31.2 million for the second quarter of 2014, as compared to $56.6 million for the second quarter of 2013.
Capital and Liquidity
As of June 30, 2014, Oaktree had $819.0 million of cash and investments in U.S. Treasury securities and $600.0 million of outstanding debt. Oaktree had then, and currently has, no borrowings outstanding against its $500 million revolving credit facility. As of June 30, 2014, Oaktree’s investments in funds and companies had a carrying value of $1.5 billion, with our 20% investment in DoubleLine carried at cost, as adjusted under the equity method of accounting. Accrued incentives (fund level), net of associated compensation expense, represented an additional $1.3 billion as of that date.
On July 11, 2014, Oaktree entered into a note and guarantee agreement with certain accredited investors pursuant to which Oaktree has agreed to issue and sell to such investors $250 million of long-term senior debt, comprised of $50 million of senior notes due 2024 with an interest rate of 3.91% per annum, $100 million of senior notes due 2026 with an interest rate of 4.01% per annum and $100 million of senior notes due 2029 with an interest rate of 4.21% per annum. The funding of this transaction is expected to occur on September 3, 2014.
Distribution
Oaktree Capital Group, LLC has declared a distribution attributable to the second quarter of 2014 of $0.55 per Class A unit. This distribution will be paid on August 14, 2014 to Class A unitholders of record at the close of business on August 11, 2014.
Conference Call
Oaktree will host a conference call to discuss its second quarter 2014 results today at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time.  The conference call may be accessed by dialing (888) 769-9724 (U.S. callers) or +1 (415) 228-4639 (non-U.S. callers), participant password OAKTREE.  Alternatively, a live webcast of the conference call can be accessed through the Unitholders – Investor Relations section of the Oaktree website, http://ir.oaktreecapital.com/.
For those individuals unable to listen to the live broadcast of the conference call, a replay will be available for 30 days on Oaktree’s website, or by dialing (866) 463-4956 (U.S. callers) or +1 (203) 369-1394 (non-U.S. callers), beginning approximately one hour after the broadcast.
About Oaktree
Oaktree is a leader among global investment managers specializing in alternative investments, with $91.1 billion in assets under management as of June 30, 2014. The firm emphasizes an opportunistic, value-oriented and risk-

controlled approach to investments in distressed debt, corporate debt (including high yield debt and senior loans), control investing, convertible securities, real estate and listed equities. Headquartered in Los Angeles, the firm has over 850 employees and offices in 16 cities worldwide. For additional information, please visit Oaktree’s website at www.oaktreecapital.com.

Contacts:

Investor Relations:	Oaktree Capital Group, LLC
Andrea D. Williams
(213) 830-6483
investorrelations@oaktreecapital.com

Press Relations:	Sard Verbinnen & Co
John Christiansen
(415) 618-8750
jchristiansen@sardverb.com

Carissa Felger
(312) 895-4701
cfelger@sardverb.com

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, which reflect the current views of Oaktree Capital Group, LLC (“OCG”), with respect to, among other things, our future results of operations and financial performance. In some cases, you can identify forward-looking statements by words such as “anticipate,” “approximately,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “seek,” “should,” “will” and “would” or the negative version of these words or other comparable or similar words. These statements identify prospective information. Important factors could cause actual results to differ, possibly materially, from those indicated in these statements. Forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Such forward-looking statements are subject to risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity, including, but not limited to, changes in our anticipated revenue and income, which are inherently volatile; changes in the value of our investments; the pace of our raising of new funds; changes in assets under management; the timing and receipt of, and impact of taxes on, carried interest; distributions from and liquidation of our existing funds; the amount and timing of distributions on our Class A units; changes in our operating or other expenses; the degree to which we encounter competition; and general economic and market conditions. The factors listed in the item captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on February 28, 2014 (“Annual Report”), which is accessible on the SEC’s website at www.sec.gov, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations described in our forward-looking statements.
Forward-looking statements speak only as of the date the statements are made. Except as required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.
This release and its contents do not constitute and should not be construed as (a) a recommendation to buy, (b) an offer to buy or solicitation of an offer to buy, (c) an offer to sell or (d) advice in relation to, any securities of OCG or securities of any Oaktree investment fund.

Consolidated Statements of Operations Data (GAAP basis)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(in thousands, except per unit data)
Revenues:
Management fees	$51,560	$50,097	$91,991	$92,636
Incentive income	—	2,317	—	2,317
Total revenues	51,560	52,414	91,991	94,953
Expenses:
Compensation and benefits	(92,735)	(90,263)	(191,027)	(183,978)
Equity-based compensation	(10,487)	(7,105)	(19,669)	(13,557)
Incentive income compensation	(36,259)	(128,953)	(127,753)	(259,224)
Total compensation and benefits expense	(139,481)	(226,321)	(338,449)	(456,759)
General and administrative	(31,665)	(29,392)	(63,903)	(49,133)
Depreciation and amortization	(1,815)	(1,732)	(3,736)	(3,475)
Consolidated fund expenses	(42,424)	(28,095)	(67,616)	(51,678)
Total expenses	(215,385)	(285,540)	(473,704)	(561,045)
Other income (loss):
Interest expense	(25,699)	(14,013)	(49,699)	(25,594)
Interest and dividend income	284,061	580,593	646,197	986,845
Net realized gain on consolidated funds’ investments	514,178	831,989	1,168,329	2,030,249
Net change in unrealized appreciation (depreciation) on consolidated funds’ investments	699,890	(111,795)	1,470,368	909,722
Investment income (loss)	4,390	(1,111)	9,381	11,132
Other income (expense), net	9	284	(1,689)	264
Total other income	1,476,829	1,285,947	3,242,887	3,912,618
Income before income taxes	1,313,004	1,052,821	2,861,174	3,446,526
Income taxes	(5,761)	(7,991)	(13,747)	(18,148)
Net income	1,307,243	1,044,830	2,847,427	3,428,378
Less:
Net income attributable to non-controlling redeemable interests in consolidated funds	(1,184,244)	(762,487)	(2,509,076)	(2,826,452)
Net income attributable to OCGH non-controlling interest	(91,813)	(225,766)	(255,371)	(487,783)
Net income attributable to Oaktree Capital Group, LLC	$31,186	$56,577	$82,980	$114,143
Distributions declared per Class A unit	$0.98	$1.41	$1.98	$2.46
Net income per unit (basic and diluted):
Net income per Class A unit	$0.72	$1.71	$1.99	$3.61
Weighted average number of Class A units outstanding	43,480	33,020	41,600	31,611

Segment Financial Data

	As of or for the Three Months Ended June 30,		As of or for the Six Months Ended June 30,
	2014	2013	2014	2013
	(in thousands, except per unit data or as otherwise indicated)
Segment Statements of Operations Data: (1)
Revenues:
Management fees	$189,119	$182,487	$377,519	$366,701
Incentive income	59,198	338,057	352,074	665,241
Investment income	54,199	34,576	100,679	116,626
Total revenues	302,516	555,120	830,272	1,148,568
Expenses:
Compensation and benefits	(92,638)	(90,166)	(190,832)	(183,783)
Equity-based compensation	(5,111)	(924)	(9,094)	(1,576)
Incentive income compensation	(30,147)	(128,953)	(167,975)	(259,224)
General and administrative	(31,131)	(29,512)	(61,693)	(53,500)
Depreciation and amortization	(1,815)	(1,732)	(3,736)	(3,475)
Total expenses	(160,842)	(251,287)	(433,330)	(501,558)
Adjusted net income before interest and other income (expense)	141,674	303,833	396,942	647,010
Interest expense, net of interest income (2)	(6,934)	(7,136)	(13,559)	(14,543)
Other income (expense), net	9	284	(1,689)	264
Adjusted net income	$134,749	$296,981	$381,694	$632,731

Adjusted net income-OCG	$32,719	$57,928	$90,594	$116,655
Adjusted net income per Class A unit	0.75	1.75	2.18	3.69
Distributable earnings	116,173	313,157	349,314	608,184
Distributable earnings-OCG	27,782	63,966	83,594	118,042
Distributable earnings per Class A unit	0.64	1.94	2.01	3.73
Fee-related earnings	63,535	61,077	121,258	125,943
Fee-related earnings-OCG	14,601	11,714	27,524	22,252
Fee-related earnings per Class A unit	0.34	0.35	0.66	0.70
Economic net income	211,146	172,582	438,388	573,156
Economic net income-OCG	50,674	37,157	103,896	99,736
Economic net income per Class A unit	1.17	1.13	2.50	3.16

Weighted average number of Operating Group units outstanding	152,701	150,997	152,487	150,906
Weighted average number of Class A units outstanding	43,480	33,020	41,600	31,611

Operating Metrics:
Assets under management (in millions):
Assets under management	$91,089	$76,400	$91,089	$76,400
Management fee-generating assets under management	77,781	64,614	77,781	64,614
Incentive-creating assets under management	35,088	32,095	35,088	32,095
Uncalled capital commitments (3)	11,040	10,986	11,040	10,986
Accrued incentives (fund level): (4)
Incentives created (fund level)	204,276	195,243	556,650	654,943
Incentives created (fund level), net of associated incentive income compensation expense	106,776	84,705	244,108	346,442
Accrued incentives (fund level)	2,481,015	2,127,500	2,481,015	2,127,500
Accrued incentives (fund level), net of associated incentive income compensation expense	1,291,920	1,222,619	1,291,920	1,222,619

(1)
Our business is comprised of one segment, our investment management segment, which consists of the investment management services that we provide to our clients. The components of revenues and expenses used in determining adjusted net income do not give effect to the consolidation of the funds that we manage. In addition, adjusted net income excludes the effect of (a) non-cash equity-based compensation charges related to unit grants made before our initial public offering, (b) income taxes, (c) other income or expenses applicable to OCG or its Intermediate Holding Companies and (d) the adjustment for the OCGH non-controlling interest. Incentive income and incentive income compensation expense are included in adjusted net income when the underlying fund distributions are known or knowable as of the respective quarter end, which may be later than the time at which the same revenue or expense is included in the GAAP-basis statements of operations, for which the revenue standard is fixed or determinable and the expense standard is probable and reasonably estimable. Adjusted net income is calculated at the Operating Group level. For additional information regarding the reconciling adjustments discussed above, please see Exhibit A.

(2)
Interest income was $0.7 million and $0.9 million for the three months ended June 30, 2014 and 2013, respectively, and $1.8 million and $1.5 million for the six months ended June 30, 2014 and 2013, respectively.

(3)
Uncalled capital commitments represent undrawn capital commitments by partners (including Oaktree as general partner) of our closed-end funds in their investment periods and certain evergreen funds. If a fund distributes capital during its investment period, that capital is typically subject to possible recall, in which case it is included in uncalled capital commitments.

(4)
Our funds record as accrued incentives the incentive income that would be paid to us if the funds were liquidated at their reported values as of the date of the financial statements. Incentives created (fund level) refers to the gross amount of potential incentives generated by the funds during the period. We refer to the amount of incentive income recognized as revenue by us as segment incentive income. Amounts recognized by us as incentive income no longer are included in accrued incentives (fund level), the term we use for remaining fund-level accruals. Incentives created (fund level), incentive income and accrued incentives (fund level) are presented gross, without deduction for direct compensation expense that is owed to our investment professionals associated with the particular fund when we earn the incentive income. We call that charge “incentive income compensation expense.” Incentive income compensation expense varies by the investment strategy and vintage of the particular fund, among other factors.

Operating Metrics
We monitor certain operating metrics that are either common to the alternative asset management industry or that we believe provide important data regarding our business. As described below, these operating metrics include AUM, management fee-generating AUM, incentive-creating AUM, incentives created (fund level), accrued incentives (fund level) and uncalled capital commitments.
Assets Under Management

		As of
		June 30, 2014	March 31, 2014	June 30, 2013
		(in millions)
Assets Under Management:
Closed-end funds		$48,162	$46,902	$44,197
Open-end funds		37,980	34,911	29,271
Evergreen funds		4,947	4,413	2,932
Total		$91,089	$86,226	$76,400

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2014	2013	2014	2013
	(in millions)
Change in Assets Under Management:
Beginning balance	$86,226	$78,801	$76,400	$78,713
Closed-end funds:
New capital commitments/other (1)	1,160	722	5,801	3,193
Distributions for a realization event/other (2)	(1,245)	(4,711)	(7,335)	(15,254)
Uncalled capital commitments at end of investment period	—	—	(146)	(1,634)
Foreign currency translation	(46)	65	293	151
Change in market value (3)	1,138	1,185	4,923	6,585
Change in applicable leverage	253	555	429	1,361
Open-end funds:
Contributions	3,618	965	8,496	4,489
Redemptions	(1,291)	(1,364)	(3,569)	(4,471)
Foreign currency translation	(21)	7	189	48
Change in market value (3)	763	(174)	3,593	2,663
Evergreen funds:
Contributions or new capital commitments	544	485	1,830	859
Redemptions	(94)	(144)	(219)	(568)
Distributions from restructured funds	—	(17)	(34)	(55)
Foreign currency translation	(1)	1	2	1
Change in market value (3)	85	24	436	319
Ending balance	$91,089	$76,400	$91,089	$76,400

(1)	These amounts represent new capital commitments and the aggregate par value of collateral assets and principal cash associated with our CLOs.

(2)
These amounts represent distributions for a realization event, tax-related distributions and reductions in the par value of collateral assets and principal cash resulting from the repayment of debt by our CLOs.

(3)
The change in market value reflects the change in NAV of our funds resulting from current income and realized and unrealized gains/losses on investments, less management fees and other fund expenses, and changes in the aggregate par value of collateral assets and principal cash held by our CLOs resulting from other activities.

Management Fee-generating AUM

		As of
		June 30, 2014	March 31, 2014	June 30, 2013
Management Fee-generating Assets Under Management:		(in millions)
Closed-end funds:
Senior Loans		$3,855	$2,984	$2,242
Other		32,658	33,192	30,877
Open-end funds		37,940	34,855	29,235
Evergreen funds		3,328	2,996	2,260
Total		$77,781	$74,027	$64,614

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2014	2013	2014	2013
Change in Management Fee-generating Assets Under Management:	(in millions)

Beginning balance	$74,027	$66,350	$64,614	$66,311
Closed-end funds:
New capital commitments to funds that pay fees based on committed capital/other (1)	541	551	6,766	1,167
Capital drawn by funds that pay fees based on drawn capital or NAV	317	610	946	1,766
Change for funds that pay fees based on the lesser of funded capital or cost basis during liquidation (2)	(603)	(2,859)	(4,117)	(8,442)
Uncalled capital commitments at end of investment period for funds that pay fees based on committed capital	—	—	(664)	(57)
Distributions by funds that pay fees based on NAV/other (3)	(208)	(57)	(522)	(338)
Foreign currency translation	(11)	42	272	158
Change in market value (4)	57	(125)	298	(166)
Change in applicable leverage	244	545	415	1,321
Open-end funds:
Contributions	3,636	965	8,500	4,475
Redemptions	(1,292)	(1,364)	(3,572)	(4,470)
Foreign currency translation	(21)	7	189	48
Change in market value	762	(172)	3,588	2,660
Evergreen funds:
Contributions or capital drawn by funds that pay fees based on drawn capital or NAV	369	240	914	448
Redemptions	(94)	(144)	(219)	(568)
Change in market value	57	25	373	301
Ending balance	$77,781	$64,614	$77,781	$64,614

(1)	These amounts represent new capital commitments to funds that pay fees based on committed capital and the aggregate par value of collateral assets and principal cash associated with our CLOs.

(2)
For most closed-end funds, management fees are charged during the liquidation period on the lesser of (a) total funded capital and (b) the cost basis of assets remaining in the fund, with the cost basis of assets generally calculated by excluding cash balances. Thus, changes in fee basis during the liquidation period are not dependent on distributions made from the fund; rather, they are tied to the cost basis of the fund’s investments, which generally declines as the fund sells assets.

(3)	These amounts represent distributions by funds that pay fees based on NAV and reductions in the par value of collateral assets and principal cash resulting from the repayment of debt by our CLOs.

(4)
The change in market value reflects certain funds that pay management fees based on NAV and leverage, as applicable, and changes in the aggregate par value of collateral assets and principal cash held by our CLOs resulting from other activities.

	As of
	June 30, 2014	March 31, 2014	June 30, 2013
	(in millions)
Reconciliation of Assets Under Management to Management Fee-generating Assets Under Management:
Assets under management	$91,089	$86,226	$76,400
Difference between assets under management and committed capital or cost basis for most closed-end funds (1)	(7,373)	(6,616)	(4,761)
Undrawn capital commitments to funds that have not yet commenced their investment periods	(571)	(696)	(4,855)
Undrawn capital commitments to funds for which management fees are based on drawn capital or NAV	(3,623)	(3,013)	(733)
Oaktree’s general partner investments in management fee-generating funds	(1,118)	(1,247)	(940)
Closed-end funds that are no longer paying management fees	(425)	(444)	(289)
Funds for which management fees were permanently waived	(198)	(183)	(208)
Management fee-generating assets under management	$77,781	$74,027	$64,614

(1)	This difference is not applicable to closed-end funds that pay management fees based on NAV or leverage.
The period-end weighted average annual management fee rates applicable to the respective management fee-generating AUM balances above are set forth below, and reflect the applicable contractual fee rates, exclusive of the impact of special items such as retroactive management fees and the collection of deferred contingent management fees.

	As of
Weighted Average Annual Management Fee Rates:	June 30, 2014	March 31, 2014	June 30, 2013
Closed-end funds:
Senior Loans	0.50%	0.50%	0.50%
Other	1.55	1.55	1.55
Open-end funds	0.47	0.47	0.49
Evergreen funds	1.57	1.61	1.72
Overall	0.97	1.00	1.04

Incentive-creating AUM

	As of
	June 30, 2014	March 31, 2014	June 30, 2013
	(in millions)
Incentive-creating Assets Under Management:
Closed-end funds	$32,789	$31,172	$29,920
Evergreen funds	2,299	2,086	2,175
Total	$35,088	$33,258	$32,095
Accrued Incentives (Fund Level) and Incentives Created (Fund Level)

	As of or for the Three Months Ended June 30,		As of or for the Six Months Ended June 30,
	2014	2013	2014	2013
	(in thousands)
Accrued Incentives (Fund Level):
Beginning balance	$2,335,937	$2,270,314	$2,276,439	$2,137,798
Incentives created (fund level):
Closed-end funds	197,639	190,245	535,222	629,831
Evergreen funds	6,637	4,998	21,428	25,112
Total incentives created (fund level)	204,276	195,243	556,650	654,943
Less: segment incentive income recognized by us	(59,198)	(338,057)	(352,074)	(665,241)
Ending balance	$2,481,015	$2,127,500	$2,481,015	$2,127,500
Accrued incentives (fund level), net of associated incentive income compensation expense	$1,291,920	$1,222,619	$1,291,920	$1,222,619
Uncalled Capital Commitments
Uncalled capital commitments were $11.0 billion as of June 30, 2014, as compared with $13.2 billion as of December 31, 2013 and $11.0 billion as of June 30, 2013.

Segment Results
Our business is comprised of one segment, our investment management segment, which consists of the investment management services that we provide to our clients.
Adjusted Net Income
Adjusted net income and adjusted net income-OCG, as well as per unit data, are set forth below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(in thousands, except per unit data)
Revenues:
Management fees	$189,119	$182,487	$377,519	$366,701
Incentive income	59,198	338,057	352,074	665,241
Investment income	54,199	34,576	100,679	116,626
Total revenues	302,516	555,120	830,272	1,148,568
Expenses:
Compensation and benefits	(92,638)	(90,166)	(190,832)	(183,783)
Equity-based compensation	(5,111)	(924)	(9,094)	(1,576)
Incentive income compensation	(30,147)	(128,953)	(167,975)	(259,224)
General and administrative	(31,131)	(29,512)	(61,693)	(53,500)
Depreciation and amortization	(1,815)	(1,732)	(3,736)	(3,475)
Total expenses	(160,842)	(251,287)	(433,330)	(501,558)
Adjusted net income before interest and other income (expense)	141,674	303,833	396,942	647,010
Interest expense, net of interest income	(6,934)	(7,136)	(13,559)	(14,543)
Other income (expense), net	9	284	(1,689)	264
Adjusted net income	134,749	296,981	381,694	632,731
Adjusted net income attributable to OCGH non-controlling interest	(96,382)	(232,039)	(278,943)	(500,586)
Non-Operating Group expenses	(603)	(466)	(885)	(676)
Adjusted net income-OCG before income taxes	37,764	64,476	101,866	131,469
Income taxes-OCG	(5,045)	(6,548)	(11,272)	(14,814)
Adjusted net income-OCG	$32,719	$57,928	$90,594	$116,655
Adjusted net income per Class A unit	$0.75	$1.75	$2.18	$3.69
Weighted average number of Class A units outstanding	43,480	33,020	41,600	31,611

Investment Income

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(in thousands)
Income (loss) from investments in funds:
Oaktree funds:
Corporate Debt	$8,329	$1,692	$17,164	$5,464
Convertible Securities	531	13	939	63
Distressed Debt	18,719	13,830	39,193	55,192
Control Investing	5,640	12,915	16,682	22,771
Real Estate	7,272	1,468	12,738	10,679
Listed Equities	10,131	6,730	6,171	11,954
Non-Oaktree funds	380	(1,123)	1,303	953
Income (loss) from investments in companies	3,197	(949)	6,489	9,550
Total investment income	$54,199	$34,576	$100,679	$116,626

Distributable Earnings and Distribution Calculation
Distributable earnings and the calculation of distributions are set forth below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Distributable Earnings:	(in thousands, except per unit data)
Revenues:
Management fees	$189,119	$182,487	$377,519	$366,701
Incentive income	59,198	338,057	352,074	665,241
Receipts of investment income from funds (1)	22,911	49,472	44,569	83,498
Receipts of investment income from companies	8,601	2,203	18,016	11,216
Total distributable earnings revenues	279,829	572,219	792,178	1,126,656
Expenses:
Compensation and benefits	(92,638)	(90,166)	(190,832)	(183,783)
Incentive income compensation	(30,147)	(128,953)	(167,975)	(259,224)
General and administrative	(31,131)	(29,512)	(61,693)	(53,500)
Depreciation and amortization	(1,815)	(1,732)	(3,736)	(3,475)
Total expenses	(155,731)	(250,363)	(424,236)	(499,982)
Other income (expense):
Interest expense, net of interest income	(6,934)	(7,136)	(13,559)	(14,543)
Operating Group income taxes	(1,000)	(1,847)	(3,380)	(4,211)
Other income (expense), net	9	284	(1,689)	264
Distributable earnings	$116,173	$313,157	$349,314	$608,184

Distribution Calculation:
Operating Group distribution with respect to the period	$102,307	$250,610	$287,078	$484,665
Distribution per Operating Group unit	$0.67	$1.66	$1.88	$3.21
Adjustments per Class A unit:
Distributable earnings-OCG income taxes	(0.02)	(0.07)	(0.15)	(0.14)
Tax receivable agreement	(0.09)	(0.07)	(0.18)	(0.13)
Non-Operating Group expenses	(0.01)	(0.01)	(0.02)	(0.02)
Distribution per Class A unit (2)	$0.55	$1.51	$1.53	$2.92

(1)
This adjustment characterizes a portion of the distributions received from funds as receipts of investment income or loss. In general, the income or loss component of a fund distribution is calculated by multiplying the amount of the distribution by the ratio of our investment’s undistributed income or loss to our remaining investment balance. In addition, if the distribution is made during the investment period, it is generally not reflected in distributable earnings until after the investment period ends.

(2)	With respect to the quarter ended June 30, 2014, the distribution was announced on July 31, 2014 and is payable on August 14, 2014.

Units Outstanding

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(in thousands)
Weighted Average Units:
OCGH	109,221	117,977	110,887	119,295
Class A	43,480	33,020	41,600	31,611
Total	152,701	150,997	152,487	150,906
Units Eligible for Fiscal Period Distribution:
OCGH	109,217	112,730
Class A	43,480	38,239
Total	152,697	150,969

Fee-related Earnings (1)
Fee-related earnings and fee-related earnings-OCG, as well as per unit data, are set forth below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(in thousands, except per unit data)
Management fees:
Closed-end funds	$132,256	$136,176	$269,294	$275,224
Open-end funds	43,544	36,289	83,198	72,344
Evergreen funds	13,319	10,022	25,027	19,133
Total management fees	189,119	182,487	377,519	366,701
Expenses:
Compensation and benefits	(92,638)	(90,166)	(190,832)	(183,783)
General and administrative	(31,131)	(29,512)	(61,693)	(53,500)
Depreciation and amortization	(1,815)	(1,732)	(3,736)	(3,475)
Total expenses	(125,584)	(121,410)	(256,261)	(240,758)
Fee-related earnings	63,535	61,077	121,258	125,943
Fee-related earnings attributable to OCGH non-controlling interest	(45,445)	(47,720)	(88,118)	(99,603)
Non-Operating Group expenses	(604)	(467)	(886)	(677)
Fee-related earnings-OCG before income taxes	17,486	12,890	32,254	25,663
Fee-related earnings-OCG income taxes	(2,885)	(1,176)	(4,730)	(3,411)
Fee-related earnings-OCG	$14,601	$11,714	$27,524	$22,252
Fee-related earnings per Class A unit	$0.34	$0.35	$0.66	$0.70
Weighted average number of Class A units outstanding	43,480	33,020	41,600	31,611

(1)
Beginning with the fourth quarter of 2013, the definition of fee-related earnings was modified to exclude non-cash equity-based compensation charges related to unit grants made after our initial public offering in April 2012. Prior periods have been recast to retroactively reflect this change. Those non-cash compensation charges amounted to $0.9 million and $1.6 million for the second quarter and first six months of 2013, respectively.

Segment Statements of Financial Condition

	As of
	June 30, 2014	December 31, 2013	June 30, 2013
	(in thousands)
Assets:
Cash and cash-equivalents	$413,864	$390,721	$196,151
U.S. Treasury securities	405,089	676,600	938,070
Corporate investments	1,468,517	1,197,173	1,061,793
Deferred tax assets	373,037	278,885	293,579
Receivables and other assets	249,318	273,748	188,594
Total assets	$2,909,825	$2,817,127	$2,678,187
Liabilities and Capital:
Liabilities:
Accounts payable and accrued expenses	$261,104	$304,427	$222,666
Due to affiliates	322,949	242,986	249,684
Debt obligations	600,000	579,464	591,964
Total liabilities	1,184,053	1,126,877	1,064,314
Capital:
OCGH non-controlling interest in consolidated subsidiaries	1,180,620	1,220,647	1,167,819
Unitholders’ capital attributable to Oaktree Capital Group, LLC	545,152	469,603	446,054
Total capital	1,725,772	1,690,250	1,613,873
Total liabilities and capital	$2,909,825	$2,817,127	$2,678,187
Corporate Investments

	As of
	June 30, 2014	December 31, 2013	June 30, 2013
Investments in funds:	(in thousands)
Oaktree funds:
Corporate Debt	$291,241	$125,560	$107,081
Convertible Securities	19,494	1,554	1,454
Distressed Debt	508,477	438,144	429,978
Control Investing	244,913	246,058	249,321
Real Estate	136,312	112,981	112,400
Listed Equities	145,934	129,697	95,354
Non-Oaktree funds	50,400	51,580	53,866
Investments in companies	71,746	91,599	12,339
Total corporate investments	$1,468,517	$1,197,173	$1,061,793

Fund Data
Information regarding our closed-end, open-end and evergreen funds, together with benchmark data where applicable, is set forth below. For our closed-end and evergreen funds, no benchmarks are presented in the tables as there are no known comparable benchmarks for these funds’ investment philosophy, strategy and implementation.

Closed-end Funds

			As of June 30, 2014
	Investment Period		Total Committed Capital	Drawn Capital (1)	Fund Net Income Since Inception	Distri-butions Since Inception	Net Asset Value	Manage- ment Fee-gener- ating AUM	Oaktree Segment Incentive Income Recog- nized	Accrued Incentives (Fund Level) (2)	Unreturned Drawn Capital Plus Accrued Preferred Return (3)	IRR Since Inception (4)		Multiple of Drawn Capital (5)
	Start Date	End Date										Gross	Net
	(in millions)
Distressed Debt
Oaktree Opportunities Fund IX, L.P.	Jan. 2014	Jan. 2017	$5,066	$3,191	$328	$1	$3,518	$4,966	$—	$64	$3,339	23.6%	14.6%	1.1x
Oaktree Opportunities Fund VIIIb, L.P.	Aug. 2011	Aug. 2014	2,692	2,692	824	26	3,490	2,544	17	142	3,107	18.5	12.5	1.4
Special Account B	Nov. 2009	Nov. 2012	1,031	1,080	647	762	965	955	15	80	667	19.6	15.5	1.7
Oaktree Opportunities Fund VIII, L.P.	Oct. 2009	Oct. 2012	4,507	4,507	2,642	2,860	4,289	2,793	106	409	2,976	18.1	13.1	1.7
Special Account A	Nov. 2008	Oct. 2012	253	253	328	460	121	75	41	24	—	31.7	25.9	2.3
OCM Opportunities Fund VIIb, L.P.	May 2008	May 2011	10,940	9,844	9,643	16,288	3,199	1,902	1,289	585	—	23.6	18.2	2.1
OCM Opportunities Fund VII, L.P.	Mar. 2007	Mar. 2010	3,598	3,598	1,676	4,317	957	904	81	139	762	11.4	8.2	1.6
OCM Opportunities Fund VI, L.P.	Jul. 2005	Jul. 2008	1,773	1,773	1,328	2,668	433	543	102	157	95	12.3	9.0	1.9
OCM Opportunities Fund V, L.P.	Jun. 2004	Jun. 2007	1,179	1,179	966	2,010	135	142	165	24	—	18.6	14.3	1.9
Legacy funds (6)	Various	Various	9,543	9,543	8,179	17,689	33	—	1,112	7	—	24.2	19.3	1.9
												22.9%	17.5%
Emerging Markets Opportunities
Oaktree Emerging Market Opportunities Fund, L.P. (7)	Sep. 2013	Sep. 2016	$384	$118	$10	$1	$127	$119	$—	$2	$120	nm	nm	1.1x
Special Account F (7)	Jan. 2014	Jan. 2017	253	90	6	—	96	94	—	1	92	nm	nm	1.1

Global Principal Investments
Oaktree Principal Fund V, L.P. (8)	Feb. 2009	Feb. 2015	$2,827	$2,403	$759	$776	$2,386	$1,839	$18	$129	$2,199	15.7%	8.8%	1.4x
Special Account C	Dec. 2008	Feb. 2014	505	455	306	227	534	395	13	47	361	19.6	14.5	1.7
OCM Principal Opportunities Fund IV, L.P.	Oct. 2006	Oct. 2011	3,328	3,328	1,847	3,363	1,812	1,265	22	130	1,647	11.1	8.2	1.7
OCM Principal Opportunities Fund III, L.P.	Nov. 2003	Nov. 2008	1,400	1,400	963	2,115	248	—	139	48	—	14.6	10.2	1.8
Legacy funds (6)	Various	Various	2,301	2,301	1,840	4,136	5	—	236	1	—	14.5	11.6	1.8
												13.8%	10.2%
Asia Principal Investments
OCM Asia Principal Opportunities Fund, L.P.	May 2006	May 2011	$578	$503	$31	$124	$410	$332	$—	$—	$628	5.0%	1.1%	1.2x

European Principal Investments (9)
Oaktree European Principal Fund III, L.P.	Nov. 2011	Nov. 2016	€3,164	€1,609	€334	€98	€1,845	€3,051	€—	€64	€1,749	17.9%	9.0%	1.3x
OCM European Principal Opportunities Fund II, L.P.	Dec. 2007	Dec. 2012	€1,759	€1,685	€659	€1,188	€1,156	€1,074	€19	€39	€1,103	12.5	8.2	1.5
OCM European Principal Opportunities Fund, L.P.	Mar. 2006	Mar. 2009	$495	$473	$448	$822	$99	$89	$30	$56	$—	11.8	8.9	2.1
												13.3%	8.6%
Power Opportunities
Oaktree Power Opportunities Fund III, L.P.	Apr. 2010	Apr. 2015	$1,062	$470	$185	$5	$650	$1,036	$—	$35	$541	27.5%	15.0%	1.5x
OCM/GFI Power Opportunities Fund II, L.P.	Nov. 2004	Nov. 2009	1,021	541	1,455	1,899	97	39	94	6	—	76.1	58.9	3.9
OCM/GFI Power Opportunities Fund, L.P.	Nov. 1999	Nov. 2004	449	383	251	634	—	—	23	—	—	20.1	13.1	1.8
												35.1%	27.0%

			As of June 30, 2014
	Investment Period		Total Committed Capital	Drawn Capital (1)	Fund Net Income Since Inception	Distri-butions Since Inception	Net Asset Value	Manage- ment Fee-gener- ating AUM	Oaktree Segment Incentive Income Recog- nized	Accrued Incentives (Fund Level) (2)	Unreturned Drawn Capital Plus Accrued Preferred Return (3)	IRR Since Inception (4)		Multiple of Drawn Capital (5)
	Start Date	End Date										Gross	Net
	(in millions)
Real Estate Opportunities
Oaktree Real Estate Opportunities Fund VI, L.P.	Aug. 2012	Aug. 2016	$2,677	$1,874	$173	$38	$2,009	$2,610	$—	$31	$1,960	18.3%	9.7%	1.1x
Oaktree Real Estate Opportunities Fund V, L.P.	Mar. 2011	Mar. 2015	1,283	1,283	573	295	1,561	1,251	12	97	1,279	18.5	13.1	1.5
Special Account D	Nov. 2009	Nov. 2012	256	263	161	198	226	122	2	14	156	17.3	14.8	1.6
Oaktree Real Estate Opportunities Fund IV, L.P.	Dec. 2007	Dec. 2011	450	450	334	285	499	306	13	50	351	17.1	11.5	1.9
OCM Real Estate Opportunities Fund III, L.P.	Sep. 2002	Sep. 2005	707	707	633	1,243	97	—	106	19	—	15.5	11.6	2.0
Legacy funds (6)	Various	Various	1,634	1,610	1,399	3,004	5	—	111	1	57	15.2	12.0	1.9
												15.5%	12.0%
Real Estate Debt
Oaktree Real Estate Debt Fund, L.P. (7)	Sep. 2013	Sep. 2016	$698	$54	$1	$1	$54	$52	$—	$—	$55	nm	nm	1.1x
Oaktree PPIP Fund, L.P. (10)	Dec. 2009	Dec. 2012	2,322	1,113	457	1,570	—	—	47	—	—	28.2%	N/A	1.4

Mezzanine Finance
Oaktree Mezzanine Fund III, L.P. (11)	Dec. 2009	Dec. 2014	$1,592	$1,327	$213	$849	$691	$1,552	$—	$—	$709	14.7%	10.4% / 5.9%	1.2x
OCM Mezzanine Fund II, L.P.	Jun. 2005	Jun. 2010	1,251	1,107	486	1,277	316	378	—	—	339	11.3	7.7	1.5
OCM Mezzanine Fund, L.P. (12)	Oct. 2001	Oct. 2006	808	773	305	1,041	37	—	38	1	—	15.4	10.8 /10.6	1.5
												13.1%	8.8%
European Private Debt
Oaktree European Dislocation Fund, L.P. (7)	Oct. 2013	Oct. 2016	€293	€54	€4	€29	€29	€52	€—	€1	€27	nm	nm	1.1x
Special Account E (7)	Oct. 2013	Apr. 2015	€379	€99	€6	€2	€103	€98	€—	€1	€100	nm	nm	1.1
				$65,406	(13) (14)			32,156	(14)	2,442	(14)
						Other (15)		3,932		10
						Total (16)		$36,088		$2,452

(1)	Drawn capital reflects the capital contributions of investors in the fund, net of any distributions to such investors of uninvested capital.

(2)	Accrued incentives (fund level) excludes Oaktree segment incentive income previously recognized.

(3)
Unreturned drawn capital plus accrued preferred return reflects the amount the fund needs to distribute to its investors as a return of capital and a preferred return (as applicable) before Oaktree is entitled to receive incentive income (other than tax distributions) from the fund.

(4)
The internal rate of return (“IRR”) is the annualized implied discount rate calculated from a series of cash flows. It is the return that equates the present value of all capital invested in an investment to the present value of all returns of capital, or the discount rate that will provide a net present value of all cash flows equal to zero. Fund-level IRRs are calculated based upon the actual timing of cash contributions/distributions to investors and the residual value of such investor’s capital accounts at the end of the applicable period being measured. Gross IRRs reflect returns before allocation of management fees, expenses and any incentive allocation to the fund’s general partner. To the extent material, gross returns include certain transaction, advisory, directors or other ancillary fees (“fee income”) paid directly to us in connection with our funds’ activities (we credit all such fee income back to the respective fund(s) so that our funds’ investors share pro rata in the fee income’s economic benefit). Net IRRs reflect returns to non-affiliated investors after allocation of management fees, expenses and any incentive allocation to the fund’s general partner.

(5)	Multiple of drawn capital is calculated as drawn capital plus gross income and, if applicable, fee income before fees and expenses divided by drawn capital.

(6)
Legacy funds represent certain predecessor funds within the relevant strategy that have substantially or completely liquidated their assets, including funds managed by certain Oaktree investment professionals while employed at the Trust Company of the West prior to Oaktree’s founding in 1995. When these employees joined Oaktree upon, or shortly after, its founding, they continued to manage the fund through the end of its term pursuant to a sub-advisory relationship between the Trust Company of the West and Oaktree.

(7)	The IRR is not considered meaningful (“nm”) as the period from the initial capital contribution through June 30, 2014 was less than one year.

(8)
In the fourth quarter of 2013, the investment period for Oaktree Principal Fund V, L.P. was extended for a one-year period until February 2015. However, management fees stepped down to the post-investment period basis effective February 2014.

(9)
Aggregate IRRs are based on the conversion of OCM European Principal Opportunities Fund II, L.P. and Oaktree European Principal Fund III, L.P. cash flows from Euros to USD using the June 30, 2014 spot rate of $1.37.

(10)
Due to the differences in allocations of income and expenses to this fund’s two primary limited partners, the U.S. Treasury and Oaktree PPIP Private Fund, L.P., a combined net IRR is not presented. Oaktree PPIP Fund, L.P. had liquidated all of its investments and made its final liquidating distribution as of December 31, 2013. Oaktree PPIP Fund, L.P., Oaktree PPIP Private Fund, L.P. and its related feeder fund were dissolved as of December 31, 2013. Of the $2,322 million in capital commitments, $1,161 million related to the Oaktree PPIP Private Fund, L.P. The gross and net IRR for the Oaktree PPIP Private Fund, L.P. were 24.7% and 18.6%, respectively, as of December 31, 2013.

(11)
The fund’s partnership interests are divided into Class A and Class B interests, with the Class A interests having priority with respect to the distribution of current income and disposition proceeds. The net IRR for Class A interests was 10.4% and Class B interests was 5.9%. The combined net IRR for Class A and Class B interests was 9.0%.

(12)
The fund’s partnership interests are divided into Class A and Class B interests, with the Class A interests having priority with respect to the distribution of current income and disposition proceeds. The net IRR for Class A interests was 10.8% and Class B interests was 10.6%. The combined net IRR for the Class A and Class B interests was 10.7%.

(13)	The aggregate change in drawn capital for the three and six months ended June 30, 2014 was $2.5 billion and $4.6 billion, respectively.

(14)	Totals are based on the conversion of Euro amounts to USD using the June 30, 2014 spot rate of $1.37.

(15)
This includes Oaktree Enhanced Income Fund, L.P., Oaktree Enhanced Income Fund II, L.P., Oaktree Loan Fund 2x, L.P., Oaktree Asia Special Situations Fund, L.P., CLOs, a separate account and a non-Oaktree fund.

(16)
This excludes one separate account with management fee-generating AUM of $425 million as of June 30, 2014, which has been included as part of the Strategic Credit strategy within the evergreen funds table.

Open-end Funds

		Manage- ment Fee-gener- ating AUM as of June 30, 2014	Twelve Months Ended June 30, 2014			Since Inception through June 30, 2014
	Strategy Inception		Rates of Return (1)			Annualized Rates of Return (1)			Sharpe Ratio
			Oaktree		Rele- vant Bench- mark	Oaktree		Rele- vant Bench- mark	Oaktree Gross	Rele- vant Bench- mark
			Gross	Net		Gross	Net
		(in millions)

U.S. High Yield Bonds	Jan. 1986	$13,268	11.0%	10.5%	11.2%	10.0%	9.4%	8.9%	0.84	0.58
Global High Yield Bonds	Nov. 2010	7,192	12.1	11.6	11.8	10.2	9.7	9.2	1.47	1.41
European High Yield Bonds	May 1999	638	13.8	13.2	12.8	8.5	8.0	6.5	0.68	0.40
U.S. Convertibles	Apr. 1987	5,240	18.8	18.3	24.4	10.3	9.7	8.6	0.52	0.36
Non-U.S. Convertibles	Oct. 1994	2,982	12.2	11.6	11.4	9.0	8.5	6.1	0.80	0.41
High Income Convertibles	Aug. 1989	1,066	14.4	13.8	11.3	12.1	11.5	8.8	1.07	0.61
U.S. Senior Loans	Sep. 2008	2,820	6.2	5.7	6.1	7.8	7.3	6.2	1.26	0.65
European Senior Loans	May 2009	1,805	6.4	5.8	6.7	10.7	10.2	11.8	1.85	1.91
Emerging Markets Equities	Jul. 2011	2,929	15.1	14.2	14.3	2.7	1.9	(0.4)	0.14	(0.02)
Total		$37,940

(1)	Returns represent time-weighted rates of return, including reinvestment of income, net of commissions and transaction costs. The returns for Relevant Benchmarks are presented on a gross basis.
Evergreen Funds

		As of June 30, 2014			Twelve Months Ended June 30, 2014		Since Inception through June 30, 2014
		AUM	Manage- ment Fee-gener- ating AUM	Accrued Incen- tives (Fund Level)
	Strategy Inception				Rates of Return		Annualized Rates of Return
					Gross	Net	Gross	Net
		(in millions)

Strategic Credit (1)	Jul. 2012	$2,264	$1,315	$ N/A	14.7%	12.2%	16.6%	13.9%
Value Opportunities	Sep. 2007	2,011	1,941	20	17.9	12.3	14.3	9.3
Value Equities (2)	Apr. 2014	350	46	—	nm	nm	nm	nm
Emerging Markets Opportunities (2)	Sep. 2013	240	82	2	nm	nm	nm	nm
Emerging Markets Absolute Return	Apr. 1997	244	220	1	7.6	4.8	15.0	10.2
			3,604	23
Restructured funds (3)			—	6
Total (1)(4)			$3,604	$29

(1)
This includes a separate account with a closed-end fund structure with $616 million and $425 million of AUM and management fee-generating AUM, respectively. The returns presented are time-weighted rates of return.

(2)	Rates of return are not considered meaningful (“nm”) because the since-inception period as of June 30, 2014 was less than twelve months.

(3)
Oaktree manages three restructured evergreen funds that are in liquidation: Oaktree European Credit Opportunities Fund, L.P., Oaktree High Yield Plus Fund, L.P. and Oaktree Japan Opportunities Fund, L.P. (Yen class). As of June 30, 2014, these funds had gross and net IRRs since inception of (2.1)% and (4.6)%, 7.9% and 5.5%, and (5.6)% and (6.6)%, respectively, and in the aggregate had AUM of $174.0 million. Additionally, Oaktree High Yield Plus Fund, L.P. had accrued incentives (fund level) of $6.3 million as of June 30, 2014.

(4)	The total excludes two evergreen separate accounts in our Real Estate Debt strategy with $149 million of management fee-generating AUM.

GLOSSARY
Accrued incentives (fund level) represents the incentive income that would be paid to us if the funds were liquidated at their reported values as of the date of the financial statements. Incentives created (fund level) refers to the gross amount of potential incentives generated by the funds during the period. We refer to the amount of incentive income recognized as revenue by us as segment incentive income. Amounts recognized by us as incentive income no longer are included in accrued incentives (fund level), the term we use for remaining fund-level accruals.
Adjusted net income (“ANI”) is a measure of profitability for our investment management segment. The components of revenues (“segment revenues”) and expenses used in the determination of ANI do not give effect to the consolidation of the funds that we manage. Segment revenues include investment income (loss) that is classified in other income (loss) in the GAAP-basis statements of operations. In addition, ANI excludes the effect of (a) non-cash equity-based compensation charges related to unit grants made before our initial public offering, (b) income taxes, (c) other income or expenses applicable to OCG or its Intermediate Holding Companies and (d) the adjustment for the OCGH non-controlling interest. Incentive income and incentive income compensation expense are included in ANI when the underlying fund distributions are known or knowable as of the respective quarter end, which may be later than the time at which the same revenue or expense is included in the GAAP-basis statements of operations, for which the revenue standard is fixed or determinable and the expense standard is probable and reasonably estimable. ANI is calculated at the Operating Group level.
Adjusted net income–OCG, or adjusted net income per Class A unit, a non-GAAP measure, is calculated to provide Class A unitholders with a measure that shows the portion of ANI attributable to their ownership. Adjusted net income-OCG represents ANI including the effect of (a) the OCGH non-controlling interest, (b) other income or expenses, such as income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) any Operating Group income taxes attributable to OCG. Two of our Intermediate Holding Companies incur federal and state income taxes for their shares of Operating Group income. Generally, those two corporate entities hold an interest in the Operating Group’s management fee-generating assets and a small portion of its incentive and investment income-generating assets. As a result, historically our fee-related earnings generally have been subject to corporate-level taxation, and most of our incentive income and investment income generally has not been subject to corporate-level taxation. Thus, the blended effective income tax rate has generally tended to be higher to the extent that fee-related earnings represented a larger proportion of our ANI. Myriad other factors affect income tax expense and the effective income tax rate, and there can be no assurance that this historical relationship will continue going forward.
Assets under management (“AUM”) generally refers to the assets we manage and equals the NAV of the assets we manage, the fund-level leverage on which management fees are charged, the undrawn capital that we are entitled to call from investors in our funds pursuant to their capital commitments and the aggregate par value of collateral assets and principal cash held by our CLOs.

•
Management fee-generating assets under management (“management fee-generating AUM”) is a forward-looking metric and reflects the AUM on which we will earn management fees in the following quarter. Our closed-end funds typically pay management fees based on committed capital or drawn capital during the investment period, without regard to changes in NAV, and during the liquidation period on the lesser of (a) total funded capital and (b) the cost basis of assets remaining in the fund. The annual management fee rate remains unchanged from the investment period through the liquidation period. Our open-end and evergreen funds pay management fees based on their NAV, and our CLOs pay management fees based on the aggregate par value of collateral assets and principal cash held by them, as defined in the applicable CLO indentures. As compared with AUM, management fee-generating AUM generally excludes the following:

◦	Differences between AUM and either committed capital or cost basis for most closed-end funds, other than for closed-end funds that pay management fees based on NAV and leverage, as applicable;

◦	Undrawn capital commitments to closed-end funds that have not yet commenced their investment periods;

◦	Undrawn capital commitments to funds for which management fees are based on drawn capital or NAV;

◦	The investments we make in our funds as general partner;

◦	Closed-end funds that are beyond the term during which they pay management fees; and

◦	AUM in restructured and liquidating evergreen funds for which management fees were waived.

•
Incentive-creating assets under management (“incentive-creating AUM”) refers to the AUM that may eventually produce incentive income. It represents the NAV of our funds for which we are entitled to receive an incentive allocation, excluding CLOs and investments made by us and our employees and directors (which are not subject to an incentive allocation). All funds for which we are entitled to receive an incentive allocation are included in incentive-creating AUM, regardless of whether or not they are currently generating incentives. Incentive-creating AUM does not include undrawn capital commitments.

Consolidated funds refers to the funds and CLO vehicles that Oaktree consolidates through a majority voting interest or otherwise, including those funds in which Oaktree as the general partner is presumed to have control.
Distributable earnings is a non-GAAP performance measure derived from our segment results that we use to measure our earnings at the Operating Group level without the effects of the consolidated funds for the purpose of, among other things, assisting in the determination of equity distributions from the Operating Group. However, the declaration, payment and determination of the amount of equity distributions, if any, is at the sole discretion of our board of directors, which may change our distribution policy at any time.
Distributable earnings and distributable earnings revenues differ from ANI in that they exclude segment investment income or loss and include the receipt of investment income or loss from distributions by our investments in funds and companies. In addition, distributable earnings differs from ANI in that it is net of Operating Group income taxes and excludes non-cash equity-based compensation charges related to unit grants made after our initial public offering in April 2012. In contrast to the GAAP measure of net income or loss attributable to OCG, distributable earnings also excludes the effect of (a) non-cash equity-based compensation charges related to unit grants made before our initial public offering, (b) income taxes and expenses that OCG or its Intermediate Holding Companies bear directly and (c) the adjustment for the OCGH non-controlling interest.
Distributable earnings–OCG, or distributable earnings per Class A unit, a non-GAAP measure, is calculated to provide Class A unitholders with a measure that shows the portion of distributable earnings attributable to their ownership.  Distributable earnings-OCG represents distributable earnings including the effect of (a) the OCGH non-controlling interest, (b) expenses, such as current income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) amounts payable under a tax receivable agreement.  The income tax expense included in distributable earnings-OCG represents the implied current provision for income taxes calculated using an approach similar to that which is used in calculating the income tax provision for adjusted net income-OCG.
Economic net income (“ENI”) is a non-GAAP measure that we use to evaluate the financial performance of our segment by applying the “method 2,” instead of the “method 1,” approach to accounting for incentive income. ANI follows method 1, except incentive income is recognized when the underlying fund distributions are known or knowable as of the respective quarter end, as opposed to the fixed or determinable standard of method 1. The method 2 approach followed by ENI recognizes incentive income as if the funds were liquidated at their reported values as of the date of the financial statements. ENI is computed by adjusting ANI for the change in accrued incentives (fund level), net of associated incentive income compensation expense, during the period.
Economic net income revenues is a non-GAAP measure applying the “method 2,” instead of the “method 1,” approach to accounting for segment incentive income, and reflects the adjustments described above and under the definition of ANI.

Economic net income–OCG, or economic net income per Class A unit, a non-GAAP measure, is calculated to provide Class A unitholders with a measure that shows the portion of ENI attributable to their ownership. Economic net income-OCG represents ENI, including the effect of (a) the OCGH non-controlling interest, (b) other income or expenses, such as income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) any Operating Group income taxes attributable to OCG.  The income tax expense included in economic net income-OCG represents the implied provision for income taxes calculated using an approach similar to that which is used in calculating the income tax provision for adjusted net income-OCG.
Fee-related earnings (“FRE”) is a non-GAAP measure that we use to monitor the baseline earnings of our business. FRE is comprised of segment management fees (“fee-related earnings revenues”) less segment operating expenses other than incentive income compensation expense and, beginning with the fourth quarter of 2013 (with retrospective application), non-cash equity-based compensation charges related to unit grants made after our initial public offering. FRE is considered baseline because it applies all cash compensation and benefits other than incentive income compensation expense, as well as all general and administrative expenses, to management fees, even though a significant portion of those expenses is attributable to incentive and investment income. FRE is presented before income taxes.
Fee-related earnings–OCG, or fee-related earnings per Class A unit, is a non-GAAP measure calculated to provide Class A unitholders with a measure that shows the portion of FRE attributable to their ownership. Fee-related earnings–OCG represents FRE including the effect of (a) the OCGH non-controlling interest, (b) other income or expenses, such as income tax expense, applicable to OCG or its Intermediate Holding Companies and (c) any Operating Group income taxes attributable to OCG. Fee-related earnings–OCG income taxes is calculated excluding any segment incentive income or investment income (loss).
Intermediate Holding Companies collectively refers to the subsidiaries wholly owned by us.
Net asset value (“NAV”) refers to the value of all the assets of a fund (including cash and accrued interest and dividends) less all liabilities of the fund (including accrued expenses and any reserves established by us, in our discretion, for contingent liabilities) without reduction for accrued incentives (fund level) because they are reflected in the partners’ capital of the fund.
Oaktree, OCG, we, us, our or the Company refers to Oaktree Capital Group, LLC and, where applicable, its subsidiaries and affiliates.
Oaktree Operating Group (“Operating Group”) refers collectively to the entities that control the general partners and investment advisors of our funds in which we have a minority economic interest and indirect control.
Relevant Benchmark refers, with respect to:

•	our U.S. High Yield Bond strategy, to the Citigroup U.S. High Yield Cash-Pay Capped Index;

•
our Global High Yield Bond strategy, to an Oaktree custom global high yield index that represents 60% BofA Merrill Lynch High Yield Master II Constrained Index and 40% BofA Merrill Lynch Global Non-Financial High Yield European Issuers 3% Constrained, ex-Russia Index – USD Hedged from inception through December 31, 2012, and the BofA Merrill Lynch Non-Financial Developed Markets High Yield Constrained Index – USD Hedged thereafter;

•	our European High Yield Bond strategy, to the BofA Merrill Lynch Global Non-Financial High Yield European Issuers excluding Russia 3% Constrained Index (USD Hedged);

•	our U.S. Senior Loan strategy (with the exception of the closed-end funds), to the Credit Suisse Leveraged Loan Index;

•	our European Senior Loan strategy, to the Credit Suisse Western European Leveraged Loan Index (EUR Hedged);

•
our U.S. Convertible Securities strategy, to an Oaktree custom convertible index that represents the Credit Suisse Convertible Securities Index from inception through December 31, 1999, the Goldman Sachs/Bloomberg Convertible 100 Index from January 1, 2000 through June 30, 2004 and the BofA Merrill Lynch All U.S. Convertibles Index thereafter;

•	our non-U.S. Convertible Securities strategy, to the JACI Global ex-U.S. (Local) Index;

•	our High Income Convertible Securities strategy, to the Citigroup U.S. High Yield Market Index; and

•	our Emerging Markets Equity strategy, to the Morgan Stanley Capital International Emerging Markets Index (Net).
Sharpe Ratio refers to a metric used to calculate risk-adjusted return. The Sharpe Ratio is the ratio of excess return to volatility, with excess return defined as the return above that of a riskless asset (based on the three-month U.S. Treasury bill, or for our European senior loan strategy, the Euro Overnight Index Average) divided by the standard deviation of such return. A higher Sharpe Ratio indicates a return that is higher than would be expected for the level of risk compared to the risk-free rate.

EXHIBIT A
Use of Non-GAAP Financial Information
Oaktree discloses certain non-GAAP financial measures in this earnings release. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are presented below. Management makes operating decisions and assesses the performance of Oaktree’s business based on these non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.
Reconciliation of Segment Results to GAAP Net Income
The following table reconciles fee-related earnings and adjusted net income to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(in thousands)
Fee-related earnings (1)	$63,535	$61,077	$121,258	$125,943
Incentive income	59,198	338,057	352,074	665,241
Incentive income compensation	(30,147)	(128,953)	(167,975)	(259,224)
Investment income	54,199	34,576	100,679	116,626
Equity-based compensation (2)	(5,111)	(924)	(9,094)	(1,576)
Interest expense, net of interest income	(6,934)	(7,136)	(13,559)	(14,543)
Other income (expense), net	9	284	(1,689)	264
Adjusted net income	134,749	296,981	381,694	632,731
Incentive income (3)	6,102	—	(58,358)	—
Incentive income compensation (3)	(6,112)	—	40,222	—
Equity-based compensation (4)	(5,376)	(6,181)	(10,575)	(11,981)
Income taxes (5)	(5,761)	(7,991)	(13,747)	(18,148)
Non-Operating Group expenses (6)	(603)	(466)	(885)	(676)
OCGH non-controlling interest (6)	(91,813)	(225,766)	(255,371)	(487,783)
Net income attributable to Oaktree Capital Group, LLC	$31,186	$56,577	$82,980	$114,143

(1)
Fee-related earnings is a component of adjusted net income and is comprised of segment management fees less segment operating expenses other than incentive income compensation expense and non-cash equity-based compensation charges related to unit grants made after our initial public offering.

(2)
This adjustment adds back the effect of equity-based compensation charges related to unit grants made after our initial public offering, which is excluded from fee-related earnings because it is non-cash in nature and does not impact our ability to fund our operations or make equity distributions.

(3)
This adjustment adds back the effect of timing differences associated with the recognition of incentive income and incentive income compensation expense between adjusted net income and net income attributable to OCG. There were no adjustments attributable to timing differences for the three and six months ended June 30, 2013.

(4)
This adjustment adds back the effect of equity-based compensation charges related to unit grants made before our initial public offering, which is excluded from adjusted net income and fee-related earnings because it is a non-cash charge that does not affect our financial position.

(5)	Because adjusted net income and fee-related earnings are pre-tax measures, this adjustment adds back the effect of income tax expense.

(6)
Because adjusted net income and fee-related earnings are calculated at the Operating Group level, this adjustment adds back the effect of items applicable to OCG, its Intermediate Holding Companies or the OCGH non-controlling interest.

The following table reconciles fee-related earnings-OCG and adjusted net income-OCG to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(in thousands)
Fee-related earnings-OCG (1)	$14,601	$11,714	$27,524	$22,252
Incentive income attributable to OCG	16,856	73,927	93,215	139,414
Incentive income compensation attributable to OCG	(8,584)	(28,200)	(44,519)	(54,274)
Investment income attributable to OCG	15,433	7,560	27,551	23,984
Equity-based compensation attributable to OCG (2)	(1,455)	(202)	(2,494)	(333)
Interest expense, net of interest income attributable to OCG	(1,975)	(1,560)	(3,701)	(3,042)
Other income (expense) attributable to OCG	3	61	(440)	57
Non-fee-related earnings income taxes attributable to OCG (3)	(2,160)	(5,372)	(6,542)	(11,403)
Adjusted net income-OCG (1)	32,719	57,928	90,594	116,655
Incentive income attributable to OCG (4)	1,738	—	(15,068)	—
Incentive income compensation attributable to OCG (4)	(1,740)	—	10,340	—
Equity-based compensation attributable to OCG (5)	(1,531)	(1,351)	(2,886)	(2,512)
Net income attributable to Oaktree Capital Group, LLC	$31,186	$56,577	$82,980	$114,143

(1)
Fee-related earnings-OCG and adjusted net income-OCG are calculated to evaluate the portion of adjusted net income and fee-related earnings attributable to Class A unitholders. These measures are net of income taxes and other income or expenses applicable to OCG or its Intermediate Holding Companies.

(2)
This adjustment adds back the effect of equity-based compensation charges attributable to OCG related to unit grants made after our initial public offering, which is excluded from fee-related earnings-OCG because it is non-cash in nature and does not impact our ability to fund our operations or make equity distributions.

(3)
This adjustment adds back income taxes associated with segment incentive income, incentive income compensation expense or investment income (loss), which are not included in the calculation of fee-related earnings-OCG.

(4)
This adjustment adds back the effect of timing differences associated with the recognition of incentive income and incentive income compensation expense attributable to OCG between adjusted net income-OCG and net income attributable to OCG. There were no adjustments attributable to timing differences for the three and six months ended June 30, 2013.

(5)
This adjustment adds back the effect of equity-based compensation charges attributable to OCG related to unit grants made before our initial public offering, which is excluded from adjusted net income-OCG and fee-related earnings-OCG because it is a non-cash charge that does not affect our financial position.

The following table reconciles fee-related earnings revenues and segment revenues to GAAP revenues.

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(in thousands)
Fee-related earnings revenues	$189,119	$182,487	$377,519	$366,701
Incentive income	59,198	338,057	352,074	665,241
Investment income	54,199	34,576	100,679	116,626
Segment revenues	302,516	555,120	830,272	1,148,568
Consolidated funds (1)	(246,566)	(503,817)	(728,900)	(1,042,483)
Investment income (2)	(4,390)	1,111	(9,381)	(11,132)
GAAP revenues	$51,560	$52,414	$91,991	$94,953

(1)	This adjustment reflects the elimination of amounts attributable to the consolidated funds.

(2)	This adjustment reclassifies consolidated investment income from revenues to other income (loss).

The following table reconciles distributable earnings and adjusted net income to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(in thousands)
Distributable earnings	$116,173	$313,157	$349,314	$608,184
Investment income (1)	54,199	34,576	100,679	116,626
Receipts of investment income from funds (2)	(22,911)	(49,472)	(44,569)	(83,498)
Receipts of investment income from companies	(8,601)	(2,203)	(18,016)	(11,216)
Equity-based compensation (3)	(5,111)	(924)	(9,094)	(1,576)
Operating Group income taxes	1,000	1,847	3,380	4,211
Adjusted net income	134,749	296,981	381,694	632,731
Incentive income (4)	6,102	—	(58,358)	—
Incentive income compensation (4)	(6,112)	—	40,222	—
Equity-based compensation (5)	(5,376)	(6,181)	(10,575)	(11,981)
Income taxes (6)	(5,761)	(7,991)	(13,747)	(18,148)
Non-Operating Group expenses (7)	(603)	(466)	(885)	(676)
OCGH non-controlling interest (7)	(91,813)	(225,766)	(255,371)	(487,783)
Net income attributable to Oaktree Capital Group, LLC	$31,186	$56,577	$82,980	$114,143

(1)
This adjustment eliminates our segment investment income, which with respect to investment in funds is initially largely non-cash in nature and is thus not available to fund our operations or make equity distributions.

(2)
This adjustment characterizes a portion of the distributions received from funds as receipts of investment income or loss. In general, the income or loss component of a distribution from a fund is calculated by multiplying the amount of the distribution by the ratio of our investment’s undistributed income or loss to our remaining investment balance. In addition, if the distribution is made during the investment period, it is generally not reflected in distributable earnings until after the investment period ends.

(3)
This adjustment adds back the effect of equity-based compensation charges related to unit grants made after our initial public offering, which is excluded from distributable earnings because it is non-cash in nature and does not impact our ability to fund our operations or make equity distributions.

(4)
This adjustment adds back the effect of timing differences associated with the recognition of incentive income and incentive income compensation expense between adjusted net income and net income attributable to OCG. There were no adjustments attributable to timing differences for the three and six months ended June 30, 2013.

(5)
This adjustment adds back the effect of equity-based compensation charges related to unit grants made before our initial public offering, which is excluded from adjusted net income because it does not affect our financial position and from distributable earnings because it is non-cash in nature and does not impact our ability to fund operations or make equity distributions.

(6)	Because adjusted net income and distributable earnings are pre-tax measures, this adjustment adds back the effect of income tax expense.

(7)
Because adjusted net income and distributable earnings are calculated at the Operating Group level, this adjustment adds back the effect of items applicable to OCG, its Intermediate Holding Companies or the OCGH non-controlling interest.

The following table reconciles distributable earnings-OCG and adjusted net income-OCG to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(in thousands)
Distributable earnings-OCG (1)	$27,782	$63,966	$83,594	$118,042
Investment income attributable to OCG	15,433	7,560	27,551	23,984
Receipts of investment income from funds attributable to OCG	(6,524)	(10,819)	(12,171)	(17,629)
Receipts of investment income from companies attributable to OCG	(2,449)	(482)	(4,904)	(2,286)
Equity-based compensation attributable to OCG (2)	(1,455)	(202)	(2,494)	(333)
Distributable earnings-OCG income taxes	739	1,201	1,478	4,121
Tax receivable agreement	3,954	2,848	7,907	4,693
Income taxes of Intermediate Holding Companies	(4,761)	(6,144)	(10,367)	(13,937)
Adjusted net income-OCG (1)	32,719	57,928	90,594	116,655
Incentive income attributable to OCG (3)	1,738	—	(15,068)	—
Incentive income compensation attributable to OCG (3)	(1,740)	—	10,340	—
Equity-based compensation attributable to OCG (4)	(1,531)	(1,351)	(2,886)	(2,512)
Net income attributable to Oaktree Capital Group, LLC	$31,186	$56,577	$82,980	$114,143

(1)
Distributable earnings-OCG and adjusted net income-OCG are calculated to evaluate the portion of adjusted net income and distributable earnings attributable to Class A unitholders. These measures are net of income taxes and expenses applicable to OCG or its Intermediate Holding Companies. A reconciliation of distributable earnings to distributable earnings-OCG is presented below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(in thousands, except per unit data)
Distributable earnings	$116,173	$313,157	$349,314	$608,184
Distributable earnings attributable to OCGH non-controlling interest	(83,095)	(244,676)	(255,450)	(480,652)
Non-Operating Group expenses	(603)	(466)	(885)	(676)
Distributable earnings-OCG income taxes	(739)	(1,201)	(1,478)	(4,121)
Tax receivable agreement	(3,954)	(2,848)	(7,907)	(4,693)
Distributable earnings-OCG	$27,782	$63,966	$83,594	$118,042
Distributable earnings-OCG per Class A unit	$0.64	$1.94	$2.01	$3.73

(2)
This adjustment adds back the effect of equity-based compensation charges attributable to OCG related to unit grants made after our initial public offering, which is excluded from distributable earnings because it is non-cash in nature and does not impact our ability to fund our operations or make equity distributions.

(3)
This adjustment adds back the effect of timing differences associated with the recognition of incentive income and incentive income compensation expense attributable to OCG between adjusted net income-OCG and net income attributable to OCG. There were no adjustments attributable to timing differences for the three and six months ended June 30, 2013.

(4)
This adjustment adds back the effect of equity-based compensation charges attributable to OCG related to unit grants made before our initial public offering, which is excluded from adjusted net income because it does not affect our financial position and from distributable earnings because it is non-cash in nature and does not impact our ability to fund our operations or make equity distributions.

The following table reconciles distributable earnings revenues and segment revenues to GAAP revenues.

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(in thousands)
Distributable earnings revenues	$279,829	$572,219	$792,178	$1,126,656
Investment income	54,199	34,576	100,679	116,626
Receipts of investment income from funds	(22,911)	(49,472)	(44,569)	(83,498)
Receipts of investment income from companies	(8,601)	(2,203)	(18,016)	(11,216)
Segment revenues	302,516	555,120	830,272	1,148,568
Consolidated funds (1)	(246,566)	(503,817)	(728,900)	(1,042,483)
Investment income (2)	(4,390)	1,111	(9,381)	(11,132)
GAAP revenues	$51,560	$52,414	$91,991	$94,953

(1)	This adjustment reflects the elimination of amounts attributable to the consolidated funds.

(2)	This adjustment reclassifies consolidated investment income from revenues to other income (loss).

The following table reconciles economic net income and adjusted net income to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(in thousands)
Economic net income (1)	$211,146	$172,582	$438,388	$573,156
Change in accrued incentives (fund level), net of associated incentive income compensation (2)	(76,397)	124,399	(56,694)	59,575
Adjusted net income	134,749	296,981	381,694	632,731
Incentive income (3)	6,102	—	(58,358)	—
Incentive income compensation (3)	(6,112)	—	40,222	—
Equity-based compensation (4)	(5,376)	(6,181)	(10,575)	(11,981)
Income taxes (5)	(5,761)	(7,991)	(13,747)	(18,148)
Non-Operating Group expenses (6)	(603)	(466)	(885)	(676)
OCGH non-controlling interest (6)	(91,813)	(225,766)	(255,371)	(487,783)
Net income attributable to Oaktree Capital Group, LLC	$31,186	$56,577	$82,980	$114,143

(1)	Please see Glossary for the definition of economic net income.

(2)
The change in accrued incentives (fund level), net of associated incentive income compensation expense, represents the difference between (a) our recognition of net incentive income and (b) the incentive income generated by the funds during the period that would be due to us if the funds were liquidated at their reported values as of that date, net of associated incentive income compensation expense.

(3)
This adjustment adds back the effect of timing differences associated with the recognition of incentive income and incentive income compensation expense between adjusted net income and net income attributable to OCG. There were no adjustments attributable to timing differences for the three and six months ended June 30, 2013.

(4)
This adjustment adds back the effect of equity-based compensation charges attributable to OCG related to unit grants made before our initial public offering, which is excluded from adjusted net income and economic net income because it is a non-cash charge that does not affect our financial position.

(5)	Because adjusted net income and economic net income are pre-tax measures, this adjustment adds back the effect of income tax expense.

(6)
Because adjusted net income and economic net income are calculated at the Operating Group level, this adjustment adds back the effect of items applicable to OCG, its Intermediate Holding Companies or the OCGH non-controlling interest.

The following table reconciles economic net income-OCG and adjusted net income-OCG to net income attributable to Oaktree Capital Group, LLC.

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(in thousands)
Economic net income-OCG (1)	$50,674	$37,157	$103,896	$99,736
Change in accrued incentives (fund level), net of associated incentive income compensation attributable to OCG	(21,753)	27,204	(16,616)	14,230
Economic net income-OCG income taxes	8,843	115	14,586	17,503
Income taxes-OCG	(5,045)	(6,548)	(11,272)	(14,814)
Adjusted net income-OCG (1)	32,719	57,928	90,594	116,655
Incentive income attributable to OCG (2)	1,738	—	(15,068)	—
Incentive income compensation attributable to OCG (2)	(1,740)	—	10,340	—
Equity-based compensation attributable to OCG	(1,531)	(1,351)	(2,886)	(2,512)
Net income attributable to Oaktree Capital Group, LLC	$31,186	$56,577	$82,980	$114,143

(1)
Economic net income-OCG and adjusted net income-OCG are calculated to evaluate the portion of adjusted net income and economic net income attributable to Class A unitholders. These measures are net of income taxes and other income or expenses applicable to OCG or its Intermediate Holding Companies. A reconciliation of economic net income to economic net income-OCG is presented below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(in thousands, except per unit data)
Economic net income	$211,146	$172,582	$438,388	$573,156
Economic net income attributable to OCGH non-controlling interest	(151,026)	(134,844)	(319,021)	(455,241)
Non-Operating Group expenses	(603)	(466)	(885)	(676)
Economic net income-OCG income taxes	(8,843)	(115)	(14,586)	(17,503)
Economic net income-OCG	$50,674	$37,157	$103,896	$99,736
Economic net income-OCG per Class A unit	$1.17	$1.13	$2.50	$3.16

(2)
This adjustment adds back the effect of timing differences associated with the recognition of incentive income and incentive income compensation expense attributable to OCG between adjusted net income-OCG and net income attributable to OCG. There were no adjustments attributable to timing differences for the three and six months ended June 30, 2013.

The following table reconciles economic net income revenues and segment revenues to GAAP revenues.

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(in thousands)
Economic net income revenues	$447,594	$412,306	$1,034,848	$1,138,270
Incentives created	(204,276)	(195,243)	(556,650)	(654,943)
Incentive income	59,198	338,057	352,074	665,241
Segment revenues	302,516	555,120	830,272	1,148,568
Consolidated funds (1)	(246,566)	(503,817)	(728,900)	(1,042,483)
Investment income (2)	(4,390)	1,111	(9,381)	(11,132)
GAAP revenues	$51,560	$52,414	$91,991	$94,953

(1)	This adjustment reflects the elimination of amounts attributable to the consolidated funds.

(2)	This adjustment reclassifies consolidated investment income from revenues to other income (loss).

The following tables reconcile segment information to consolidated financial data:

	As of or for the Three Months Ended June 30, 2014
	Segment	Adjustments	Consolidated
	(in thousands)
Management fees (1)	$189,119	$(137,559)	$51,560
Incentive income (1)	59,198	(59,198)	—
Investment income (1)	54,199	(49,809)	4,390
Total expenses (2)	(160,842)	(54,543)	(215,385)
Interest expense, net (3)	(6,934)	(18,765)	(25,699)
Other income, net	9	—	9
Other income of consolidated funds (4)	—	1,498,129	1,498,129
Income taxes	—	(5,761)	(5,761)
Net income attributable to non-controlling redeemable interests in consolidated funds	—	(1,184,244)	(1,184,244)
Net income attributable to OCGH non-controlling interest in consolidated subsidiaries	—	(91,813)	(91,813)
Adjusted net income/net income attributable to Oaktree Capital Group, LLC	$134,749	$(103,563)	$31,186
Corporate investments (5)	$1,468,517	$(1,300,354)	$168,163
Total assets (6)	$2,909,825	$48,340,012	$51,249,837

(1)	The adjustment represents the elimination of amounts attributable to the consolidated funds.

(2)
The expense adjustment consists of (a) equity-based compensation charges of $5,376 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $42,452, (c) expenses incurred by the Intermediate Holding Companies of $603 and (d) the effect of timing differences in the recognition of incentive income compensation expense between adjusted net income and net income attributable to OCG of $6,112.

(3)	The interest expense adjustment represents the inclusion of interest expense attributable to non-controlling interests of the consolidated funds and the exclusion of segment interest income.

(4)
The adjustment to other income of consolidated funds primarily represents the inclusion of interest, dividend and other investment income attributable to non-controlling interests of the consolidated funds.

(5)
The adjustment to corporate investments is to remove from segment assets our investments in the consolidated funds, including investments in our CLOs, that are treated as equity- or cost-method investments for segment reporting purposes. Of the $1.5 billion, equity-method investments accounted for $1.3 billion.

(6)
The total assets adjustment represents the inclusion of investments and other assets of the consolidated funds, net of segment assets eliminated in consolidation, which are primarily corporate investments in funds and incentive income receivable.

	As of or for the Three Months Ended June 30, 2013
	Segment	Adjustments	Consolidated
	(in thousands)
Management fees (1)	$182,487	$(132,390)	$50,097
Incentive income (1)	338,057	(335,740)	2,317
Investment income (1)	34,576	(35,687)	(1,111)
Total expenses (2)	(251,287)	(34,253)	(285,540)
Interest expense, net (3)	(7,136)	(6,877)	(14,013)
Other income, net	284	—	284
Other income of consolidated funds (4)	—	1,300,787	1,300,787
Income taxes	—	(7,991)	(7,991)
Net income attributable to non-controlling redeemable interests in consolidated funds	—	(762,487)	(762,487)
Net income attributable to OCGH non-controlling interest in consolidated subsidiaries	—	(225,766)	(225,766)
Adjusted net income/net income attributable to Oaktree Capital Group, LLC	$296,981	$(240,404)	$56,577
Corporate investments (5)	$1,061,793	$(977,461)	$84,332
Total assets (6)	$2,678,187	$41,217,230	$43,895,417

(1)	The adjustment represents the elimination of amounts attributable to the consolidated funds.

(2)
The expense adjustment consists of (a) equity-based compensation charges of $6,181 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $27,606 and (c) expenses incurred by the Intermediate Holding Companies of $466.

(3)	The interest expense adjustment represents the inclusion of interest expense attributable to non-controlling interests of the consolidated funds and the exclusion of segment interest income.

(4)
The adjustment to other income of consolidated funds primarily represents the inclusion of interest, dividend and other investment income attributable to non-controlling interests of the consolidated funds.

(5)	The adjustment to corporate investments is to remove from segment assets our investments in the consolidated funds that are treated as equity-method investments for segment reporting purposes.

(6)
The total assets adjustment represents the inclusion of investments and other assets of the consolidated funds, net of segment assets eliminated in consolidation, which are primarily corporate investments in funds and incentive income receivable.

	As of or for the Six Months Ended June 30, 2014
	Segment	Adjustments	Consolidated
	(in thousands)
Management fees (1)	$377,519	$(285,528)	$91,991
Incentive income (1)	352,074	(352,074)	—
Investment income (1)	100,679	(91,298)	9,381
Total expenses (2)	(433,330)	(40,374)	(473,704)
Interest expense, net (3)	(13,559)	(36,140)	(49,699)
Other income, net	(1,689)	—	(1,689)
Other income of consolidated funds (4)	—	3,284,894	3,284,894
Income taxes	—	(13,747)	(13,747)
Net income attributable to non-controlling redeemable interests in consolidated funds	—	(2,509,076)	(2,509,076)
Net income attributable to OCGH non-controlling interest in consolidated subsidiaries	—	(255,371)	(255,371)
Adjusted net income/net income attributable to Oaktree Capital Group, LLC	$381,694	$(298,714)	$82,980
Corporate investments (5)	$1,468,517	$(1,300,354)	$168,163
Total assets (6)	$2,909,825	$48,340,012	$51,249,837

(1)	The adjustment represents the elimination of amounts attributable to the consolidated funds.

(2)
The expense adjustment consists of (a) equity-based compensation charges of $10,575 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $69,136, (c) expenses incurred by the Intermediate Holding Companies of $885 and (d) the effect of timing differences in the recognition of incentive income compensation expense between adjusted net income and net income attributable to OCG of $40,222.

(3)	The interest expense adjustment represents the inclusion of interest expense attributable to non-controlling interests of the consolidated funds and the exclusion of segment interest income.

(4)
The adjustment to other income of consolidated funds primarily represents the inclusion of interest, dividend and other investment income attributable to non-controlling interests of the consolidated funds.

(5)
The adjustment to corporate investments is to remove from segment assets our investments in the consolidated funds, including investments in our CLOs, that are treated as equity- or cost-method investments for segment reporting purposes. Of the $1.5 billion, equity-method investments accounted for $1.3 billion.

(6)
The total assets adjustment represents the inclusion of investments and other assets of the consolidated funds, net of segment assets eliminated in consolidation, which are primarily corporate investments in funds and incentive income receivable.

	As of or for the Six Months Ended June 30, 2013
	Segment	Adjustments	Consolidated
	(in thousands)
Management fees (1)	$366,701	$(274,065)	$92,636
Incentive income (1)	665,241	(662,924)	2,317
Investment income (1)	116,626	(105,494)	11,132
Total expenses (2)	(501,558)	(59,487)	(561,045)
Interest expense, net (3)	(14,543)	(11,051)	(25,594)
Other income, net	264	—	264
Other income of consolidated funds (4)	—	3,926,816	3,926,816
Income taxes	—	(18,148)	(18,148)
Net income attributable to non-controlling redeemable interests in consolidated funds	—	(2,826,452)	(2,826,452)
Net income attributable to OCGH non-controlling interest in consolidated subsidiaries	—	(487,783)	(487,783)
Adjusted net income/net income attributable to Oaktree Capital Group, LLC	$632,731	$(518,588)	$114,143
Corporate investments (5)	$1,061,793	$(977,461)	$84,332
Total assets (6)	$2,678,187	$41,217,230	$43,895,417

(1)	The adjustment represents the elimination of amounts attributable to the consolidated funds.

(2)
The expense adjustment consists of (a) equity-based compensation charges of $11,981 related to unit grants made before our initial public offering, (b) consolidated fund expenses of $46,830 and (c) expenses incurred by the Intermediate Holding Companies of $676.

(3)	The interest expense adjustment represents the inclusion of interest expense attributable to non-controlling interests of the consolidated funds and the exclusion of segment interest income.

(4)
The adjustment to other income of consolidated funds primarily represents the inclusion of interest, dividend and other investment income attributable to non-controlling interests of the consolidated funds.

(5)	The adjustment to corporate investments is to remove from segment assets our investments in the consolidated funds that are treated as equity-method investments for segment reporting purposes.

(6)
The total assets adjustment represents the inclusion of investments and other assets of the consolidated funds, net of segment assets eliminated in consolidation, which are primarily corporate investments in funds and incentive income receivable.